SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 4, 2000
                                                        ----------------


            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                         001-13693                85-0113644
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)



150 Louisiana N. E., Albuquerque, New Mexico                        87108
--------------------------------------------                     ----------
  (Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code (505) 266-5985
                                                         ---------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

     On October 4, 2000, Bowlin Outdoor Advertising & Travel Centers Incorporated (the "Company"), issued a press release announcing that it had entered into a definitive agreement and plan of merger with Lamar Advertising Company ("Lamar"). If approved by the shareholders of the Company, at the effective time of merger, the outstanding shares of the Company would be converted into 725,000 shares of Lamar Class A Common Stock and Lamar would assume up to $14.5 million in the Company's debt. The merger is also subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act and the satisfaction of several conditions set forth in the definitive agreement and plan of merger. The press release is filed as Exhibit 99.1 to this Form 8-K.

     The Company also issued a press release on October 5, 2000 announcing that in connection with the merger with Lamar, the Company is in the process of separating its travel center business from its outdoor advertising business. The Company's travel center business will be contributed to its newly formed subsidiary, Bowlin Travel Centers, Inc. ("Bowlin Travel"). Bowlin Travel has filed a registration statement on Form 10 to register as an independent reporting company under the Securities and Exchange Act of 1934, as amended. The press release is filed as Exhibits 99.2 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

        EXHIBIT NO.             DESCRIPTION OF EXHIBIT
        -----------             ----------------------
           99.1                 October 4, 2000 Press Release.
           99.2                 October 5, 2000 Press Release.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BOWLIN OUTDOOR ADVERTISING &
                                       TRAVEL CENTERS INCORPORATED


Date: October 17, 2000                 By  /s/ Michael L. Bowlin
                                           -------------------------------------
                                           Michael L. Bowlin
                                           President and Chief Executive Officer

                                       3